Exhibit 99.1

Kerr-McGee Schedules Interim Fourth-Quarter
Conference Call, Webcast

Oklahoma City, Dec. 14, 2005 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EST, Tuesday, Dec. 20, to discuss its interim fourth-quarter 2005 financial and operating activities, and expectations for the future.
Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024 within the United States, or 1-617-801-9702 outside the United States. The password for both the dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 1-888-286-8010 within the United States, or 1-617-801-6888 outside the United States. The code for the replay will be #16871766. The webcast replay will be archived for 30 days on the company’s website.
Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. In 2006, Kerr-McGee will celebrate 50 years listed on the NYSE under the ticker symbol “KMG.” For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

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